RESTATED ARTICLES OF INCORPORATION
                                of
         SIMPSON INDUSTRIES, INC. (a Michigan Corporation)


     1. These Restated Articles of Incorporation are executed pursuant to the provisions of Sections 641 - 651, Act 284, Public
Acts of 1972.

     2.   The present name of the corporation is Simpson
Industries, Inc.

     3. All of the former names of the corporation are as follows: Simpson Company, Simpson Manufacturing Company.

     4. The date of filing the original articles of incorporation was July 9, 1945.

     5. The following Restated Articles of Incorporation supersede the original Articles of Incorporation as amended and shall be the Articles of Incorporation of the corporation:

                             ARTICLE I

     The name of this corporation is Simpson Industries, Inc.

                            ARTICLE II

     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business
Corporation Act of Michigan.

                            ARTICLE III

     The location of the corporation is 917 Anderson Road, Litchfield, Hillsdale County, Michigan 49252.

     The address of the registered office in Michigan is 917
Anderson Road, Litchfield, Hillsdale County, Michigan 49252.

     The current resident agent of the corporation is Robert W.
Navarre.


                            ARTICLE IV

     The total authorized capital stock is 8,500,000 shares of common stock with a par value of $1.00 per share. Holders of common stock shall have equal voting rights and other rights and shall be entitled to one vote per share. No holder of capital stock of the corporation shall be entitled as such as a matter of right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

                             ARTICLE V

     The term of this corporation is perpetual.

                            ARTICLE VI

     Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state of Michigan may, on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs. If a majority in number, representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, agrees to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class shareholders, as the case may be, and also on this corporation.

                            ARTICLE VII

     The Board of Directors may from time to time adopt, alter, amend supplement or repeal the By-Laws of the Corporation, provided that any By-Laws adopted, altered, amended, supplemented or repealed by the Board may be thereafter repealed, altered, amended supplemented, or readopted by the shareholders of the Corporation, and provided further that Section 2, 4, 5 and 6 of
Article IV and Article XI of the By-Laws shall not be altered, amended supplemented or repealed, and no provisions shall be adopted, except by affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors. This
Article VII shall not be altered, amended, supplemented or repealed except by affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors.

                           ARTICLE VIII

          (A) Except as set forth in paragraph (B) of this Article, the affirmative vote or consent of the holders of not less than two-thirds (66 2/3%) of the outstanding shares of stock of this Corporation entitled to vote for election of directors, voting for purposes of this Article as one class, shall be required:

                    (1)  to adopt any agreement for, or to
               approve, the merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with or into any other person (as hereinafter defined),

                    (2)  to authorize any sale, lease,
               transfer, exchange, mortgage, pledge or other disposition to any other person of all or substantially all of the assets of the Corporation or any subsidiary, or

                    (3)  to authorize the issuance or
               transfer by the Corporation or any subsidiary of any voting securities or the Corporation or any subsidiary in exchange or payment for the securities or assets of any other person, if such authorization is otherwise required by law or by any agreement between the Corporation and any national securities exchange or by any other agreement to which the Corporation or any subsidiary is a party, if, in any such case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto, such other person is, or at any time within the preceding twelve months has been, the beneficial owner (as hereinafter defined) of 5 percent of more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors. If such other person is not, and has not been, a 5 percent beneficial owner, the provisions of this paragraph (A) shall not apply, and the provisions of Michigan law shall apply.

          (B) The provisions of paragraph (A) of this Article shall not apply, and the provisions of Michigan law shall apply, to (1) any transaction described therein if the Board of Directors by resolution shall have approved a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those members of the Board of Directors, voting in favor of such resolution were duly elected and acting members of the Board of Directors prior to the time such other person became the beneficial owner of 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote for election of directors; or (2) any transaction described therein if such other person is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation or its subsidiaries.

          (C) The affirmative vote or consent of the holders of not less than two-thirds (66 2/3%) of the outstanding shares of stock of the Corporation entitled to vote for election of directors, voting for purposes of this Article as one class, shall be required for the adoption of any plan for the dissolution of the Corporation if the Board of Directors shall not have, by resolution, recommended to the shareholders the adoption of such plan for dissolution of the corporation. If the Board of Directors shall have so recommended to the shareholders such plan for dissolution of the Corporation, the provisions of Michigan law shall apply.

          (D)  For purposes of this Article,
                    (1)  any specified person shall be
               deemed to be the beneficial owner' of shares of stock of the Corporation (a) which such specified person or any of its affiliates or associates (as such terms are hereinafter defined) owns, directly or indirectly, whether of record or not, (b) which such specified person or any of its affiliates or associates has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (c) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (a) and (b) above), by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation;

                    (2)  a  subsidiary' is any corporation
               more than 49 percent of the voting securities of which are owned, directly or indirectly,, by the Corporation;

                    (3)  a  person' is any individual,
               corporation, partnership, joint venture, or other entity;

                    (4)  an  affiliate' of a specified
               person is any person that directly, or
               indirectly through one or more
               intermediaries, controls, or is controlled by, or is under common control with, the specified person, and

                    (5)  an  associate' of a specified
               person is (a) any person of which such
               specified person is an officer or partner or is, directly, or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar capacity, (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person of (d) any other member or partner in a partnership, limited partnership, syndicate or other group of which the specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of any interest in the Corporation or any of its subsidiaries.

          (E) For purposes of determining whether a person owns beneficially 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, the outstanding shares of stock of the Corporation shall include shares deemed owned through application of clauses (a), (b) or
(c) of paragraph (D)(1) above but shall not include any other shares which may be issuable, pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.

          (F) The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to such Board,

                    (1)  whether any person referred to in
               paragraph (A) of this Article own
               beneficially 5 percent or more of the
               outstanding shares of stock of the
               Corporation entitled to vote in elections of directors; and

                    (2)  whether a proposed transaction is
               substantially consistent with any memorandum of understanding of the character referred to in paragraph (B) of this Article.

Any such determination shall be conclusive and binding for all purposes of this Article.

          (G) This Article VIII shall not be altered, amended, supplemented or repealed, and no provision of these Articles of Incorporation inconsistent herewith shall be adopted, except by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of stock of this Corporation entitled to vote generally in the election of directors, considered for this purpose as one class.

     1. These Restated Articles of Incorporation were duly adopted by the Board of Directors on the seventh day of February, 1981, in accordance with the provisions of Section 642, Act 284, Public Acts of 1972.

     2. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

     Signed this 3 day of March, 1981.

                         SIMPSON INDUSTRIES, INC.

                         By:  /S/  Robert W. Navarre

                         Robert W. Navarre, President

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                       CERTIFICATE OF MERGER
                             Filed by
                     SIMPSON INDUSTRIES, INC.

     Pursuant to Section 712 of the Michigan Business Corporation
Act, Simpson Industries, Inc. executes the following Certificate of Merger.

     1. The name of the corporation is Simpson Industries, Inc., a Michigan corporation (the "Company"). The location of the Company's registered office is 917 Anderson Road, Litchfield,
Michigan 49252.

     2. The following Plan of Merger was adopted by the Board of Directors of the Company in accordance with Section 711(1), Act 284, P.A. 1972, on June 1, 1982:

          Simpson Industries, Inc., a Michigan corporation
     (the "Company"), owning all of the issued and outstanding shares of Teer, Wickwire & Company and Marben Corporation, both Michigan corporations (the
     "Subsidiaries"), hereby adopts this Plan of Merger to merge the Subsidiaries into the Company pursuant to
     Section 711(1), Act 284, P.A. 1972, on the following terms and conditions:

               (a) The Company has authorized capital stock consisting of 8,500,000 shares of common stock, par value $1.00 per share, of which 3,418,924 shares are issued and outstanding and will be issued and outstanding on the effective date of the merger; pursuant to Section 711(1), Act 284, P.A. 1972, such shares are not entitled to vote on the merger.

               (b)  Teer, Wickwire & Company has authorized
          capital stock consisting of 50,000 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding on the effective date of the merger; Marben Corporation has authorized capital stock consisting of 25,000 shares of common stock, par value $10.00 per share, of which 16,200 shares are issued and outstanding and will be issued and outstanding on the effective date of the merger; pursuant to
          Section 711(1), Act 284, P.A. 1972, such shares are not entitled to vote on the merger.

               (c) On the effective date of the merger, the Subsidiaries shall be merged into the Company.
          The Company shall be the surviving corporation with its corporate existence unaffected and unimpaired by the merger. The separate existence and corporate organization of the Subsidiaries shall cease upon the effective date of the merger.

               (d)  On the effective date of the merger,
          each share of the capital stock of the Company issued and outstanding shall continue as an identical share of the Company, as the surviving corporation.

               (e)  On the effective date of the merger,
          each share of the capital stock of the
          Subsidiaries issued and outstanding shall be cancelled and shall cease to exist without any action on the part of the holder thereof.

               (f)  If at any time the Company shall
          determine that additional conveyances, documents, or other action are necessary to carry out the provisions of the Plan of Merger, the officers and directors of the Subsidiaries as of the effective date of this merger shall execute such conveyances or documents or take such action.

               (g)  The effective date of the merger shall
          be June 30, 1982.

          Signed this 21st day of June, 1982.

                         SIMPSON INDUSTRIES, INC.

                         By:  /S/  R.W. Navarre

                         R.W. Navarre, President
PAGE

                       CERTIFICATE OF MERGER
                             Filed by
                     SIMPSON INDUSTRIES, INC.

     Pursuant to Section 712 of the Michigan Business Corporation
Act, Simpson Industries, Inc. executes the following Certificate of Merger.

     1. The name of the corporation is Simpson Industries, Inc., a Michigan corporation (the "Company"). The location of the Company's registered office is 917 Anderson Road, Litchfield,
Michigan 49252.

     2. The following Plan of Merger was adopted by the Board of Directors of the Company in accordance with Section 711(1), Act 284, P.A. 1972, on June 21, 1982:

          Simpson Industries, Inc., a Michigan corporation (the "Company"), owning all of the issued and outstanding shares of Lee Stamping and Machine, Inc., a Michigan corporation (the "Subsidiary"), hereby adopts this Plan of Merger to merge the Subsidiary into the Company pursuant to Section 711(1), Act 284, P.A. 1972, on the following terms and conditions:

               (a) The Company has authorized capital
          stock consisting of 8,500,000 shares of
          common stock, par value $1.00 per share, of which 4,118,924 shares are issued and outstanding and will be issued and outstanding on the effective date of the merger; pursuant to Section 711(1), Act 284,
          P.A. 1972, such shares are not entitled to vote on the merger.

               (b)  Lee Stamping and Machine, Inc. has
          authorized capital stock consisting of 1,000 shares of common stock, par value $100.00 per share of which 135 shares are issued and outstanding and will be issued and outstanding on the effective date of the merger; pursuant to Section 711(1), Act 284,
          P.A. 1972, such shares are not entitled to vote on the merger.

               (c)  On the effective date of the
          merger, the Subsidiary shall be merged into the Company. The Company shall be the surviving corporation with its corporate existence unaffected and unimpaired by the merger. The separate existence and corporate organization of the Subsidiary shall cease upon the effective date of the merger.

               (d)  On the effective date of the merger,
          each share of the capital stock of the Company issued and outstanding shall continue as an identical share of the Company, as the surviving corporation.

               (e)  On the effective date of the
          merger, each share of the capital stock of the Subsidiary issued and outstanding shall be cancelled and shall cease to exist without any action on the part of the holder thereof.

               (f)  If at any time the Company shall
          determine that additional conveyances, documents, or other action are necessary to carry out the provisions of the Plan of Merger, the officers and directors of the Subsidiary as of the effective date of this merger shall execute such conveyances or documents or take such action.

               (g)  The effective date of the merger shall
          be June 30, 1982.

          Signed this 29th day of June, 1982.

                              SIMPSON INDUSTRIES, INC.

                              By:  /S/  K E Berman
                              Kenneth E. Berman
                              Its:  Vice President
PAGE
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                    CERTIFICATE OF ASSUMED NAME

     Pursuant to the provisions of Section 217, Act 284, Public
Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

     1. The true name of the corporation is Simpson Industries, Inc.

     2.   The location of the registered office in Michigan is:
917 Anderson Road, Litchfield, Michigan  49252

     3. The assumed name under which the business is to be transacted is: Marben Corporation

                    Signed this 29th day of June, 1982

                    By:  /S/  K E Berman
                    Kenneth E. Berman, Vice President - Finance
PAGE
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            CERTIFICATE OF CHANGE OF REGISTERED OFFICE
                  AND/OR CHANGE OF RESIDENT AGENT

1.   The name of the corporation is Simpson Industries, Inc.

2.   The address of its registered office as currently on file
with the Corporation and Securities Bureau is 917 Anderson Road,
Litchfield, Michigan  49252

3.   The address of the registered office is changed to 615
Griswold, Suite 1414, Detroit, Michigan  48226.

4. The name of the resident agent as currently on file with the Corporation and Securities Bureau is Robert W. Navarre.

5.   The name of the successor resident agent is The Corporation
Company

6. The corporation further states that the address of its registered office and the address of the business office of its resident agent, as changed, are identical.

7. The changes designated above were authorized by resolution duly adopted by its board of directors or trustees.

                         Signed this 7th day of October, 1982

                         By:  /S/  Frank K. Zinn

                         Frank K. Zinn, Assistant Secretary

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     CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

1. The present name of the corporation is: Simpson Industries, Inc.

2. The corporation identification number (CID) assigned by the Bureau is 034-302

3.   The location of its registered office is:  615 Griswold,
(Suite 1414), Detroit, Michigan  48226

4. Article IV of the Articles of Incorporation is hereby amended to read as follows:

     The total authorized capital stock is 17,000,000 shares of common stock, par value $1.00 per share. Holders of common stock shall have equal voting rights and other rights and shall be entitled to one vote per share. No holder of capital stock of the corporation shall be entitled as such as a matter of right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

5(b) The foregoing amendment to the Articles of Incorporation was duly adopted on the 11th day of November, 1986. The amendment was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a non stock directorship basis. The necessary votes were cast in favor of the amendment.

                    Signed this 11th day of November, 1986

                    By:  /S/  R W Navarre

                    Robert W. Navarre, President
PAGE

     CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

1. The present name of the corporation is: Simpson Industries, Inc.

2. The corporation identification number (CID) assigned by the Bureau is 034-302

3.   The location of its registered office is:  615 Griswold,
(Suite 1414), Detroit, Michigan  48226

4. Article IV of the Articles of Incorporation is hereby amended to read as follows:

     The total authorized capital stock is 35,000,000 shares of common stock, par value $1.00 per share. Holders of common stock shall have equal voting rights and other rights and shall be entitled to one vote per share. No holder of capital stock of the corporation shall be entitled as such as a matter of right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

     The Articles of Incorporation are hereby further amended by adding a new Article IX as set forth on the attached Exhibit A

5(b) The foregoing amendment to the Articles of Incorporation was duly adopted on the 23rd day of May, 1988. The amendment was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

                    Signed this 8th day of July, 1988

                    By:  /S/  R W Navarre
                    Robert W. Navarre, President

PAGE
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                             EXHIBIT A

                            ARTICLE IX

     (a) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of
Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before the date on which this Article IX became effective. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended Michigan Business Corporation Act. No amendment or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     (b)(1) Each individual who was or is made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such individual, or an individual of whom such individual is the legal representative,
(i) is or was a director or officer of the Corporation, or (ii) is or was serving (at such time as such individual is or was a director or officer of the Corporation) at the request of the Corporation as a director, officer, partner, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, administrator, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, administrator, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Michigan Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer, and shall inure to the benefit of such indemnitee's heirs, executors and administrators; provided, however, that except as provided in paragraph (b)(2) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter "advances"); provided, however, that, the payment of such expenses incurred by an indemnitee in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all advances if it shall ultimately be determined by final judicial decision that such indemnitee is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to other employees and agents of the Corporation with the same scope and effect as the foregoing indemnification.

     (b)(2) If a claim under paragraph (b)(1) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) it shall be a defense that, and in any action brought by the Corporation to recover advances the Corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth int eh Michigan Business Corporation Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Michigan Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the Corporation to recover payments by the Corporation of advances, the burden of proof shall be on the Corporation.

     (b)(3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     (b)(4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Michigan Business Corporation Act.

PAGE
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                  CERTIFICATE AND PLAN OF MERGER
                                OF
             SIMPSON INDUSTRIES (North Carolina), INC.
                               INTO
                     SIMPSON INDUSTRIES, INC.

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, Simpson Industries, Inc., a Michigan corporation (the "Parent"), and Simpson Industries (North Carolina), Inc., a North Carolina corporation (the "Subsidiary"), execute the following
Certificate:

     1. Name of Constituent Corporations. The name of each constituent corporation and its corporation identification number ("CID") are Simpson Industries, Inc., CID 034-302, and Simpson Industries (North Carolina), Inc., a North Carolina corporation, which has no CID.

     2. Surviving Corporation. The name of the surviving corporation and its corporation identification number are Simpson
Industries, Inc., CID 034-302.

     3. Stock of Constituent Corporations. As to each constituent corporation, the designation and number of outstanding shares of each class or series and the voting rights thereof are as follows:

                     Designation and                   Class or
                     Number of Out-      Class or Series
                     standing Shares     Series        Entitled
                     in Each Class      Entitled       to Vote
Name of Corporation  or Series           to Vote       As a Class


Simpson Industries,
Inc.                 Common Stock,      Common         Common
                     9,736,001 shares
                     outstanding

Simpson Industries
(North Carolina),
Inc.                 Common Stock,      Common         Common
                     $1.00 par value
                     25,000 shares
                     outstanding

The number of shares is not subject to change prior to the effective date of the merger.

     4. Manner and Basis of Conversion of Stock. The terms and conditions of the merger, including the manner and basis of converting the shares of each constituent corporaiton into shares of the surviving corporation or other consideration, are as follows:

     (a) On the effective date of the merger, all shares of the outstanding stock of the Subsidiary shall be virtue of the merger by cancelled and retired and all rights in respect thereof shall cease.

     (b) Each outstanding share of Parent Common Stock shall remain one share of Common Stock of the surviving corporation, which shall be validly issued and outstanding, fully paid and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto.

     5. Articles of Incorporation. No amendment to the Articles of Incorporation of the surviving corporation shall be effected by the merger.

     6. Succession. On the effective date of the merger, the Subsidiary shall merge into a single corporation, which shall be the Parent, as the surviving corporation, and the separate existence of the Subsidiary shall cease. The Parent shall succeed to all of the properties, rights and other assets of the Subsidiary and shall be subject to all the liabilities of the Subsidiary, without further action by any corporation, in accordance with the Michigan Business Corporation Act.

     7. Execution of Documents. The board of directors and officers of the Parent and the Subsidiary are authorized and directed to do all things necessary to carry out this Plan of Merger.

     8. Adoption of Plan of Merger Under North Carolina Law. The merger is permitted by the laws of the State of North Carolina, the jurisdiction under which the Subsidiary is formed, and this Certificate and Plan of Merger was adopted and approved by the Subsidiary pursuant to and in accordance with the laws of that jurisdiction.

     9. Parent's Ownership of Subsidiary. The Parent owns all of the outstanding shares of common stock of the Subsidiary as listed in Paragraph 3 of this Certificate and Plan of Merger.

     10. Effective Date. This Plan of Merger shall be effective as of December 31, 1991.

     11. Governing Law. This Plan of Merger shall be governed by Michigan law.

Dated:  December 17, 1991          SIMPSON INDUSTRIES, INC.

                                   By:  /S/  R W Navarre
                                   Title: Chairman of the Board

                                   SIMPSON INDUSTRIES (North
                                   Carolina), Inc.

                                   By:  /S/  R W Navarre
                                   Title:  Chairman of the Board
PAGE

CT SYSTEM

May 5, 1993

Thomas Pierson, Deputy Director
Michigan Department of Commerce
Corporation & Security Bureau
6546 Mercantile Way
Lansing, Michigan  48909

Re:  CHANGE OF REGISTERED OFFICE ADDRESS

Dear Mr. Pierson:

This letter is to certify that The Corporation Company has changed its address from: 615 Griswold Street, Detroit, Michigan
48226 to: 30600 Telegraph Road, Bingham Farms, Michigan 48025.
We will notify all active corporations for which The Corporation
Company is the resident agent of this change of address.

Enclosed is our check for $52,000.00 to cover the filing fee for the 10,294 active profit and non-profit corporations for which your records indicate The Corporation Company is agent. This payment will include the fee for providing us with an alphabetical listing of the names of all the corporations for which the registered office has been changed. Also included in this payment is the fee for a clean-up list which we will request within 30 days of the filing.

Please confirm in writing the date that this change was effectuated on your records.

Thank you in advance for your cooperation.

Very truly yours,

/S/ Kenneth J. Uva

Kenneth J. Uva
Vice President

Sworn before me this 5th day of May, 1993.

/S/ Theresa Alfrin
PAGE

                  CERTIFICATE AND PLAN OF MERGER
                                OF
                AUTOMATED PRODUCTION SERVICES, INC.
                               INTO
                     SIMPSON INDUSTRIES, INC.

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, Simpson Industries, Inc., a Michigan corporation (the
"Parent"), and Automated Production Services, Inc., a Delaware corporation (the "Subsidiary"), execute the following
Certificate:

     1. Name of Constituent Corporations. The name of each constituent corporation and its corporate identification number ("CID") are Simpson Industries, Inc., CID 034-302, and Automated Production Services, Inc., a Delaware corporation, which has no CID.

     2. Surviving Corporation. The name of the surviving corporation and its corporation identification number are Simpson
Industries, Inc., CID 034-302.

     3. Stock of Constituent Corporations. As to each constituent corporation, the designation and number of outstanding shares of each class or series and the voting rights thereof are as follows:

                     Designation and                   Class or
                     Number of Out-      Class or Series
                     standing Shares     Series        Entitled
                     in Each Class      Entitled       to Vote
Name of Corporation  or Series           to Vote       As a Class


Simpson Industries,
Inc.                 Common Stock,      Common         Common
                     11,914,674 Shares
                     outstanding

Automated Production
Services, Inc.       Common Stock,      Common         Common
                     $1.00 par value
                     500 Shares
                     outstanding

The number of shares is not subject to change prior to the effective date of the merger.

     4. Manner and Basis of Conversion of Stock. The terms and conditions of the merger, including the manner and basis of converting the shares of each constituent corporation into shares of the surviving corporation or other consideration, are as follows:

     (a) On the effective date of the merger, all shares of the outstanding stock of the Subsidiary shall be virtue of the merger by cancelled and retired and all rights in respect thereof shall cease.

     (b) Each outstanding share of Parent Common Stock shall remain one share of Common Stock of the surviving corporation, which shall be validly issued and outstanding, fully paid and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto.

     5. Articles of Incorporation. No amendment to the Articles of Incorporation of the surviving corporation shall be effected by the merger.

     6. Succession. On the effective date of the merger, the Subsidiary shall merge into a single corporation, which shall be the Parent, as the surviving corporation, and the separate existence of the Subsidiary shall cease. The Parent shall succeed to all of the properties, rights and other assets of the Subsidiary and shall be subject to all the liabilities of the Subsidiary, without further action by any corporation, in accordance with the Michigan Business Corporation Act.

     7. Execution of Documents. The board of directors and officers of the Parent and the Subsidiary are authorized and directed to do all things necessary to carry out this Plan of Merger.

     8. Adoption of Plan of Merger Under Delaware Law. The merger is permitted by the laws of the State of Delaware, the jurisdiction under which the Subsidiary is formed, and this Certificate and Plan of Merger was adopted and approved by the Subsidiary pursuant to and in accordance with the laws of that jurisdiction.

     9. Parent's Ownership of Subsidiary. The Parent owns all of the outstanding shares of common stock of the Subsidiary as listed in Paragraph 3 of this Certificate and Plan of Merger.

     10. Effective Date. This Plan of Merger shall be effective as of December 31, 1993.

     11. Governing Law. This Plan of Merger shall be governed by Michigan law.

Dated:  December 20, 1993          SIMPSON INDUSTRIES, INC.

                                   By:  /S/  Roy E. Parrott
                                   Title: President

                                   AUTOMATED PRODUCTION
                                   SERVICES, INC.

                                   By:  /S/  Roy E. Parrott
                                   Title: President
PAGE

              CERTIFICATE OF RENEWAL OF ASSUMED NAME

1. The corporate name, resident agent, and mailing address of its registered office are:

Simpson Industries, Inc.
The Corporation Company
30600 Telegraph Road
Bingham Farms, MI  48025

Identification Number:  034302

2.   The assumed name under which business is transacted is:

     Gladwin Machine Products Co.

3. The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

                     Signed this 8th day of October, 1996

                     By:  /S/ James E. Garpow
                     James E. Garpow, Treasurer
PAGE

              CERTIFICATE OF RENEWAL OF ASSUMED NAME

1. The corporate name, resident agent, and mailing address of its registered office are:

Simpson Industries, Inc.
The Corporation Company
30600 Telegraph Road
Bingham Farms, MI  48025

Identification Number:  034302

2.   The assumed name under which business is transacted is:

     Middleville Manufacturing Co.

3. The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

                     Signed this 8th day of October, 1996

                     By:  /S/ James E. Garpow
                     James E. Garpow, Treasurer
PAGE

              CERTIFICATE OF RENEWAL OF ASSUMED NAME

1. The corporate name, resident agent, and mailing address of its registered office are:

Simpson Industries, Inc.
The Corporation Company
30600 Telegraph Road
Bingham Farms, MI  48025

Identification Number:  034302

2.   The assumed name under which business is transacted is:

     Simpson Manufacturing Co.

3. The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

                     Signed this 8th day of October, 1996

                     By:  /S/ James E. Garpow
                     James E. Garpow, Treasurer
PAGE

     CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

1. The present name of the corporation is: Simpson Industries, Inc.

2.   The identification number assigned by the Bureau is:  034-302.

3.   The location of the registered office is:

     30600 Telegraph Road, Bingham Farms, Michigan 48025

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

          The total authorized capital is 55,000,000 shares of common stock, par value $1.00 per share. Holders of the common stock shall have equal voting rights and other rights and shall be entitled to one vote per share. No holder of capital stock of the corporation shall be entitled as such as a matter of right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

5.   Not applicable.

6. The foregoing amendment to the Articles of Incorporation was duly adopted on the 22nd day of April, 1997, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation at a meeting. The necessary votes were cast in favor of the amendment.

                         Signed this 5th day of May, 1997


                         By: /S/ Roy E. Parrott
                         President and Chief Executive Officer

7.   Not applicable.
PAGE

              CERTIFICATE OF RENEWAL OF ASSUMED NAME

1. The corporate name, resident agent, and mailing address of its registered office are:

Simpson Industries, Inc.
The Corporation Company
30600 Telegraph Road
Bingham Farms, MI  48025

Identification Number:  034302

2.   The assumed name under which business is transacted is:

     Marben Corporation

3. The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

                     Signed this 4th day of December, 1997

                     By:  /S/ James E. Garpow
                     James E. Garpow, Assistant Treasurer and
                     Assistant Secretary
PAGE

                     CERTIFICATE OF CORRECTION

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.   The name of the corporation or limited liability company is:
Simpson Industries, Inc.

2.   The identification number assigned by the Bureau is:  034-302

3. The corporation or limited liability company is formed under the laws of the State of Michigan.

4. That Restated Articles of Incorporation were filed by the Bureau on April 1, 1981 and that said document requires correction.

5. Describe the inaccuracy or defect contained in the above named document:

     A phrase was inadvertently omitted from the second line on page 3 which should read, after the word
     "provisions"; "of the Bylaws or of these Articles of Incorporation inconsistent with such Bylaw provisions .
     . ."

6.   The document is corrected as follows:

                            ARTICLE VII

          The Board of Directors may from time to time adopt, alter, amend, supplement or repeal the By-Laws of the Corporation, provided that any By-Laws adopted, altered, amended, supplemented or repealed by the Board may be thereafter repealed, altered, amended, supplemented, or readopted by the shareholders of the Corporation, and provided further that Sections 2, 4, 5 and 6 of the Article IV and Article XI of the By-Laws shall not be altered, amended, supplemented or repealed, and no provisions of the By-Laws or of these Articles of Incorporation inconsistent with such By-Law provisions shall be adopted, except by affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors. This
     Article VII shall not be altered, amended, supplemented or repealed except by affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors.

     Signed this 28 day of January, 1998

                              By: /S/ R. E. Parrott
                              Roy E. Parrott, President